Exhibit 99.1

Jerash Holdings (US), Inc. Declares Quarterly Dividend, Fiscal First Quarter Results August 13

Fairfield, New Jersey – August 5, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), a producer of high-quality textile goods for leading global brands, today announced that its board of directors approved the payment of a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on or about August 24, 2020, to stockholders of record as of August 17, 2020. The Company will report its fiscal first quarter results on August 13, 2020.

“Our steady quarterly dividend reflects the strength of Jerash’s business through the COVID-19 pandemic,” said Sam Choi, Chairman and Chief Executive Officer. “Revenue recovered more rapidly than anticipated from the shelter-in-place orders, declining just 17% year-over-year in the June quarter, and we remained profitable at the net income line. Customers have steadily reinstated orders since April, including a notable increase in volume with new customers won in 2020. We believe this reflects the importance of Jerash’s duty-free import status in reducing cost of goods while maintaining high quality. Jerash also is actively moving forward with entry into the personal protective equipment (PPE) market for both international and US customers, including shipments of initial orders.”

Fiscal First Quarter 2021 Results Release Date

The Company also announced today that it will report earnings results for its fiscal first quarter, ended June 30, 2020, on August 13, 2020 before the market opens.

Jerash will host a conference call on Thursday, August 13, 2020, at 10:00 a.m. Eastern Time to discuss its financial results. Please dial into the call at +1-862-298-0970 at least five minutes prior to the scheduled start time. The call will also be webcast live in a listen-only format accessible in the Investor Relations section at www.jerashholdings.com. A replay of the webcast will be accessible at www.jerashholdings.com approximately one hour after the call.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, New Balance, G-III, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, etc.). Its production facilities comprise four factory units, one workshop, and three warehouses and it currently employs approximately 4,100 people. The total annual capacity at its facilities was approximately 8.0 million pieces as of March 31, 2020. Additional information is available at www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "estimate", "expect", "seek", "potential," "outlook" and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash's current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. In addition, there is uncertainty about the continuous spread of the COVID-19 virus and the impact it may have on the Company's operations, the demand for the Company's products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com